UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D. C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 19, 2008

Commission File Number: 000-52890

UPLIFT NUTRITION, INC.
 (Exact name of small business issuer as specified in its charter)

Nevada	20-4669109
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

4423 South 1800 West Roy, Utah	84067
(Address of principal executive offices)	(Zip Code)

801-721-4410

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On March 19, 2008, we issued a press release announcing that our registration statement on Form 10-SB filed with the Securities and Exchange Commission in November 2007 had gone effective.  Further, we announced that the Financial Industry Regulatory Authority (FINRA) cleared us to trade on the Over the Counter Bulletin Board as of Feb. 28 under the symbol UPNT.OB.

We also announced in the press release that we have expanded our presence in various California, Arizona, Colorado and Utah retail markets.  Our “Active UpLift”™ ‘Raspberry Lemonade’ cold drink mix is now available in over 100 Ralph’s stores in Southern California and over 90 Albertson’s stores in Colorado and

Arizona.   In addition, both our ‘Raspberry Lemonade’ drink and our newest drink, an ‘Apple Cinnamon’ flavored hot drink, are available in 11 Harmon’s stores throughout Utah.  In the coming months, we intend to expand into the Florida and Texas retail markets.  Altogether, UpLift products currently can be found in over 200 retail stores throughout the continental United States, after only four months on the market.  See Exhibit 99 attached hereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99

Press Release dated March 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLIFT NUTRITION, INC.

(Issuer)

Dated: March 20, 2008	/s/Gary C. Lewis
By: Gary C. Lewis, Chairman of the Board, President, Chief Executive Officer (CEO), Chief or Principal Financial Officer (CFO), and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number Description ---------- -------------- 99 Press Release